                                                                    EXHIBIT 99.5


                                     FORM OF
                            BROKER LETTER TO CLIENTS



To Our Clients:

         We are sending this letter because we hold shares of H.T.E., Inc. ("HTE") common stock for you. DemandStar.com, Inc., a wholly-owned subsidiary of HTE ("DSI"), has commenced an offering to (i) HTE shareholders of record on ___________, 2000 (the "Record Date"), (ii) HTE optionholders as of December 16, 1999 who are also employees or directors of HTE (or a wholly-owned subsidiary) as of ___________, 2000, and (iii) employees of HTE (or a wholly-owned subsidiary) as of ______________, 2000, of non-transferable rights ("Rights") to subscribe for and purchase shares of common stock, par value $.0001 per share, of DSI (the "Common Shares").

         As described in the enclosed Prospectus, (i) as an eligible shareholder of HTE, you will receive one Right for each share of HTE common stock carried by us in your account as of the Record Date, and/or (ii) as an eligible HTE optionholder, you will receive (A) one Right for each share of HTE common stock you have a vested option to acquire, and (B) with respect to each HTE share that you have an unvested option to acquire, 3/4 of a Right and an option to purchase 1/4 of a Common Share. As an eligible employee, you will receive 200 Rights. Each Right will entitle you to subscribe for and purchase from DSI one Common Share (the "Subscription Privilege") at $1.00 per share (the "Subscription Price").

         We have enclosed your copy of the (1) Prospectus and (2) Instructions as to Use of Subscription Certificates. The materials enclosed are being forwarded to you as the beneficial owner of common stock carried by us in your account but not registered in your name. Exercises of Rights may be made only by us as the registered holder of Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Common Shares to which you are entitled pursuant to the terms and conditions set forth in the enclosed Prospectus and Instructions.

         You should forward your instructions to us as promptly as possible to permit us to exercise Rights on your behalf in accordance with the terms of the Rights Offering. The Rights Offering will expire at 5:00 p.m. Eastern Standard Time on _________, 2000, unless extended by DSI (the "Expiration Time"). Any exercise of the Subscription may not be revoked.

         If you wish to have us, on your behalf, exercise Rights to purchase any Common Shares to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter. IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS, WE WILL NOT EXERCISE YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE WITHOUT VALUE.

         ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY.

                         BENEFICIAL OWNERS ELECTION FORM


                             INSTRUCTIONS TO BROKER

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of non-transferable rights ("Rights") to purchase shares of common stock, par value $.0001 per share, of DemandStar.com, Inc. (the "Common Shares").

         This will instruct you whether to exercise Rights to purchase the Common Shares pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Subscription Certificates.

         1.       Please DO NOT EXERCISE RIGHTS for Common Shares.

         2.       Please EXERCISE RIGHTS for Common Shares as set forth below:



         Subscription: _________________  x  $1.00 per share  =  $_____________
                      (number of shares)

         Total Payment Required  =  $ ________________

         Payment Enclosed: $________________________

         Please deduct payment from the following account maintained by you as follows:

         Type of Account ____________________      Account No. ______________

         Amount to be Deducted: $______________



Signature(s)

Please type or print name(s) below

                                               Date: ___________________, 2000
----------------------------------

----------------------------------




                                       2